CONVERTIBLE PROMISSORY NOTE AMENDMENT AGREEMENT

THIS AGREEMENT (the "**Amending Agreement**") made the 2nd day of April, 2015.

BETWEEN:

ROSTOCK VENTURES CORP., a Nevada corporation, of 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722

(the "**Company**")

AND:

POP HOLDINGS LTD., of Henville Building, Prince Charles Street, Charlestown, Nevis, West Indies

("**Pop Holdings**")

WHEREAS Pop Holdings is the holder of the following of the Company's convertible promissory notes (the "**Pop Holdings Notes**"):

DATE OF POP HOLDINGS NOTE	**AMOUNT**
July 30, 2014	$5,000
November 10, 2014	$6,000

AND WHEREAS the parties desire to amend the Pop Holdings Notes in respect of the foregoing;

THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. Section 5(a) of the Pop Holdings Notes shall be deleted and replaced with the following:

   > "5(a) Conversion into Stock. At the option of the Holder, at any time, the outstanding principal amount of this Note and any accrued interest may be converted, in whole or in part, into fully-paid and non-assessable restricted shares of common stock at the Conversion Price (as defined herein). The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the amount of principal and interest under this Note being so converted by the Conversion Price (as defined herein). The election of the Holder to convert shall be irrevocable and the date the Holder elects to convert shall be the "Conversion Date.".

2. The parties further agree that the intent and the wording of the Pop Holdings Notes be and are hereby amended for such additional changes as may be necessary or incidental in order to give effect to the foregoing agreement between the parties.

3. Except as hereby amended, the Pop Holdings Notes shall remain un-amended and in full force and effect.

4. This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5. This Amending Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF the parties have properly executed this amending agreement as of the day and year first above written.

ROSTOCK VENTURES CORP.

Per: /s/ ____________
Authorized Signatory

POP HOLDINGS LTD.

Per: /s/ ____________
Authorized Signatory